Exhibit 99.1



        BrandPartners Group Subsidiary Signs Contracts For Approximately
                      $5.1 Million with Major Regional Bank

NEW YORK - SEPTEMBER 29, 2004 - BRANDPARTNERS GROUP, INC. (OTCBB:BPTR) announced today that Willey Brothers, its wholly owned subsidiary has recently signed contracts of approximately $5.1 million with a major regional bank. The contracts are with both the Design/Build and Merchandising division of the BrandPartners' wholly owned subsidiary and support an expansion initiative in the Southeast, scheduled for 2005.

"Time and time again, we have been able to demonstrate the value of our retail environment expertise as well as our quality products and services," said BrandPartners Group CEO, James F. Brooks. "Our banking clients continue to look to us to support expansion initiatives, from a single retail banking center to an entire branch network."

"The company's branding initiatives continue to translate into a successful growth strategy," stated Tony Cataldo Chairman. "Year-to-date bookings have reached approximately $36 million in design/build, creative and fixture sales."

ABOUT BRANDPARTNERS GROUP
BrandPartners Group, Inc. (HTTP://WWW.BPTR.COM) together with its wholly owned subsidiary, Willey Brothers, Inc., provides its clients a full spectrum of integrated, end-to-end point-of-purchase communications solutions through its three complementary business segments: branch planning and design, merchandising and creative services. The company provides solutions to more than 1,600 companies covering over 24,000 retail locations.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.







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